Exhibit 99.1


                                             CONTACT:  Paul D. Baker
                                                       Comverse Technology, Inc.
                                                       paul.baker@cmvt.com
                                                       (212) 739-1060

                COMVERSE TECHNOLOGY ANNOUNCES THE APPOINTMENT OF
                     STEPHEN SWAD AS CHIEF FINANCIAL OFFICER

NEW YORK, NY, May 26, 2009 -- Comverse Technology, Inc. (Pink Sheets: CMVT.PK) today announced that Stephen M. Swad has been named Executive Vice President and Chief Financial Officer, replacing Joseph R. Chinnici.

Mr. Swad brings to Comverse Technology a wealth of experience in financial management and accounting in his capacity as Chief Financial Officer at Federal National Mortgage Association (Fannie Mae) and, prior to that, at AOL, LLC. He also served as Executive Vice President of Finance and Administration at Turner Entertainment Group, and Vice President, Financial Planning and Analysis at Time Warner. Mr. Swad, a Certified Public Accountant and former partner of KPMG LLP, also served as Deputy Chief Accountant at the SEC.

"We are pleased to welcome Steve whose strong financial management background will be invaluable in support of our strategic and operational initiatives. Steve has highly relevant experience in his management of two successfully concluded accounting restatement projects and has a strong track record managing large cross-functional teams. I believe that his joining will provide continued momentum with the restatement of previously reported financial information which we expect to complete by early 2010," said Andre Dahan, President and Chief Executive Officer of Comverse Technology, Inc. "I also want to take this opportunity to thank Joe for his efforts to the progress we have made to date, and wish him well in his future endeavors."


ABOUT COMVERSE TECHNOLOGY, INC.

Comverse Technology, Inc. is the world's leading provider of software and systems enabling value-added services for voice, messaging, mobile Internet and mobile advertising; converged billing and active customer management; and IP communications. Over 500 communication service providers in more than 130 countries use Comverse products to generate revenue, and improve customer loyalty and operational efficiencies.

Other Comverse Technology subsidiaries include: Verint Systems (Pink Sheets:
VRNT.PK), a leading provider of analytic software-based actionable intelligence solutions for enterprise workforce optimization and security intelligence; and Ulticom (Pink Sheets: ULCM.PK), a leading provider of service essential signaling solutions for wireless, wireline, and Internet communications.

For additional information, visit the Comverse Technology website at www.cmvt.com.

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that any forward-looking statements will be achieved. Important factors that could affect the statements contained herein include: the results of the investigations of the Special Committee of the Board of Directors concluded on January 28, 2008, of matters relating to the company's stock option grant practices and other accounting matters; the results of the Audit Committee's investigation of certain potentially unlawful payments made in connection with sales of products; the impact of any restatement of financial statements of the company or other actions that may be taken or required as a result of such investigations or as result of the company's evaluation of the application of Generally Accepted Accounting Principles in connection with the recognition of revenue; any governmental investigations or proceedings arising out of or related to stock option practices or any other accounting irregularities or any restatement of the financial statements of the company or the company's investigation of potentially unlawful payments; and risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel. The company undertakes no commitment to update or revise forward-looking statements except as required by law.

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